Product supplement no. 45-I To prospectus dated December 1, 2005 and prospectus supplement dated December 1, 2005	Registration Statement No. 333-130051 Dated October 6, 2006 Rule 424(b)(2)

JPMorgan Chase & Co.
Bearish Reverse Exchangeable Notes Linked to the Best Performing Common Stock of Two or More Reference Stock Issuers

General
•	JPMorgan Chase & Co. may, from time to time, offer and sell bearish reverse exchangeable notes linked to the common stock of two or more issuers. We refer to each such common stock as a Reference Stock and, together, as the Reference Stocks. This product supplement no. 45-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.

•	Payment at maturity is not linked to a basket of stocks composed of the Reference Stocks. Payment at maturity is linked to the performance of each of the Reference Stocks individually, as described below.

•	The notes are the senior unsecured obligations of JPMorgan Chase & Co.

•	We will pay interest at the interest rate specified in the relevant terms supplement. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stocks during the term of the notes. Under the circumstances described below, the payment at maturity may be less than the principal amount of your notes and may be zero.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-24.

•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

•	The issuers of the Reference Stocks are not affiliates of ours and are not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuers of the Reference Stocks will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stocks.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Stocks:	As specified in the relevant terms supplement.
Interest Rate:	As specified in the relevant terms supplement.
Payment at Maturity:

Payment at maturity will be based on the performance of the Reference Stock specified in the relevant terms supplement.

You will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity unless:

	(i)	The Final Share Price for any Reference Stock is greater than the Initial Share Price of such Reference Stock; and
	(ii)	A Trigger Event has occurred.

If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, a cash payment per $1,000 principal amount calculated as follows:

$1,000 – ($1,000 x Best Performing Reference Stock Appreciation),

plus any accrued and unpaid interest, provided that the cash payment you receive in lieu of the principal amount of your notes shall not be less than $0.

If the conditions described in (i) and (ii) are both satisfied, you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price of the Best Performing Reference Stock increases beyond its Initial Share Price.

Trigger Event:

A Trigger Event occurs if, (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the Relevant Exchange has appreciated, as compared to that particular Reference Stock’s Initial Share Price by more than the Upside Protection Amount, or (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of any Reference Stock has appreciated, as compared to that particular Reference Stock’s Initial Share Price by more than the Upside Protection Amount.

The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stocks. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the respective Reference Stock has increased from its Initial Share Price by more than the Upside Protection Amount.

Monitoring Period:

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from the pricing date to and including the Observation Date or the final Averaging Date.

Upside Protection Amount:

For each Reference Stock, the amount is equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price. For example, the relevant terms supplement may specify that the Upside Protection Amount is equal to 20% of the Initial Share Price. Thus, if the relevant terms supplement specifies that the Upside Protection Amount for each Reference Stock is 20% of its respective Initial Share Price, the Upside Protection Amount for a Reference Stock that has a hypothetical Initial Share Price of $10.00 would be $2.00 and the Upside Protection Amount for a different Reference Stock that has a hypothetical Initial Share Price of $20.00 would be $4.00. Accordingly, the Upside Protection Amounts applicable to each of the Reference Stocks will vary. The Upside Protection Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

Reference Stock Appreciation:	Unless otherwise specified in the applicable terms supplement:
Final Share Price – Initial Share Price Initial Share Price
Best Performing Reference Stock Appreciation:	The Reference Stock Appreciation of the Best Performing Reference Stock.
Initial Share Price:

Unless otherwise specified in the applicable term supplement, for each Reference Stock, the closing price of such Reference Stock on the pricing date, or such other date or dates as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Share Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

Final Share Price:

Unless otherwise specified in the applicable term supplement, for each Reference Stock, the closing price of such Reference Stock on the Observation Date, or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Stock Adjustment Factor:

Unless otherwise specified in the terms supplement, for each Reference Stock, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

Best Performing Reference Stock:

The Reference Stock with the largest percentage increase between its Initial Share Price and its Final Share Price, as compared to the percentage increases between the respective Initial Share Prices and Final Share Prices of the other Reference Stocks, or if only one Reference Stock’s Final Share Price is greater than its Initial Share Price, that Reference Stock. The determination of the Best Performing Reference Stock may be affected by the occurrence of certain corporate events affecting one or more of the Reference Stocks.

Valuation Date(s):

The Final Share Price of each Reference Stock will be determined either on a single date, which we refer to as the Observation Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the notes involves a number of risks. See “Risk Factors”beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 45-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMORGAN

October 6, 2006

        In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 45-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 45-I and with respect to JPMorgan Chase & Co. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplement, this product supplement no. 45-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

        The notes described in the relevant terms supplement and this product supplement no. 45-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 45-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

        In this product supplement no. 45-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our”refer to JPMorgan Chase & Co., unless the context requires otherwise.

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We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 45-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 45-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 45-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 45-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 45-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 45-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 45-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 45-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 45-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

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DESCRIPTION OF NOTES

        The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 45-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our notes linked to the Reference Stocks.

General

        The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the individual common stocks of two or more issuers as specified in the relevant terms supplement (each such common stock, a “Reference Stock” and, together, the “Reference Stocks”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

        The notes offer a higher interest rate than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Regardless of whether you receive your principal amount at maturity, you will be entitled to periodic interest payments on the principal amount of your notes as specified in the terms supplement.

        The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

        The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

        The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 45-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

        Payment at maturity will be based on the performance of the Reference Stock specified in the relevant terms supplement.

        You will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity unless:

(i)	The Final Share Price for any Reference Stock is greater than the Initial Share Price of such Reference Stock; and

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(ii)	A Trigger Event has occurred.

        If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, a cash payment per $1,000 principal amount calculated as follows:

$1,000 – ($1,000 x Best Performing Reference Stock Appreciation),

plus any accrued and unpaid interest, provided that the cash payment you receive in lieu of the principal amount of your notes shall not be less than $0. If the conditions described in (i) and (ii) are both satisfied, you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price of the Best Performing Reference Stock increases beyond its Initial Share Price. See “Risk Factors” for further information.

        A “Trigger Event” occurs if, (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the Relevant Exchange has appreciated, as compared to that particular Reference Stock’s Initial Share Price by more than the Upside Protection Amount, or (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of any Reference Stock has appreciated, as compared to that particular Reference Stock’s Initial Share Price by more than the Upside Protection Amount.

        The “Monitoring Period” shall be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from the pricing date to and including the Observation Date or the final Averaging Date.

        For each Reference Stock, the “Upside Protection Amount” shall be the amount equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price. For example, the relevant terms supplement may specify that the Upside Protection Amount for each Reference Stock is equal to 20% of its respective Initial Share Price. Thus, if the relevant terms supplement specifies that the Upside Protection Amount for each Reference Stock is 20% of its respective Initial Share Price, the Upside Protection Amount for a Reference Stock with a hypothetical Initial Share Price of $10.00 would be $2.00 and the Upside Protection Amount for a different Reference Stock with a hypothetical Initial Share Price of $20.00 would be $4.00. Accordingly, the Upside Protection Amounts applicable to each of the Reference Stocks will vary. The Upside Protection Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

        The “Reference Stock Appreciation,” for each Reference Stock, as calculated by the calculation agent, is the percentage change in the share price of such Reference Stock calculated by comparing its Final Share Price to its Initial Share Price. The Reference Stock Appreciation may only be positive and, unless otherwise specified in the applicable terms supplement, is calculated as follows:

Reference Stock Appreciation =	Final Share Price – Initial Share Price Initial Share Price

        The “Best Performing Reference Stock Appreciation” means the Reference Stock Appreciation of the Best Performing Reference Stock.

        Unless otherwise specified in the applicable terms supplement, for each Reference Stock, the “Initial Share Price” means the closing price of such Reference Stock on the pricing date, or such other date or dates as specified in the relevant terms supplement, divided by the Stock Adjustment Factor for such Reference Stock. The Initial Share Price of a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

        Unless otherwise specified in the applicable terms supplement, for each Reference Stock, the “Stock Adjustment Factor” shall be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-dilution Adjustments.”

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        Unless otherwise specified in the applicable terms supplement, for each Reference Stock, “Final Share Price” means the closing price of such Reference Stock on the Observation Date or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates or such other date or dates as specified in the applicable terms supplement. The “Valuation Date(s)” will be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date. The relevant terms supplement will specify the manner in which the Final Share Price is determined.

        Unless otherwise specified in the applicable terms supplement, the Best Performing Reference Stock shall be the individual Reference Stock with the largest percentage increase between its Initial Share Price and its Final Share Price, as compared to the percentage increases between the respective Initial Share Prices and Final Share Prices of the other Reference Stocks, or if only one Reference Stock’s Final Share Price is greater than its Initial Share Price, that Reference Stock. The determination of the Best Performing Reference Stock may be affected by the occurrence of certain corporate events affecting one or more of the Reference Stocks.

        Unless otherwise specified in the applicable terms supplement, “pricing date” means the day we price the notes for initial sale to the public.

        Unless otherwise specified in the applicable terms supplement except in the limited circumstances specified under “General Terms of Notes — Anti-dilution Adjustments — Reorganization Events,” the “Reference Stocks” shall be the common stocks specified in the relevant terms supplement.

        For each Reference Stock, “Relevant Exchange” means the primary U.S. exchange or market for trading for such Reference Stock.

        Unless otherwise specified in the applicable terms supplement, the “closing price” for one share of each Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading,

•	if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day, or

•	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

        Unless otherwise specified in the applicable terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), the NASDAQ Stock Market (“NASDAQ”), the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States and a market disruption event has not occurred.

        Unless otherwise specified in the applicable terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

        The maturity date for the notes will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the applicable terms supplement) is not a business day, then

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the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the applicable terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

        We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

        Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Notes with a maturity of more than one year

        If a Valuation Date is not a trading day or if there is a market disruption event on such day, the Valuation Date shall be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing; provided that the Final Share Price for any Reference Stock shall not be determined on a date later than the tenth scheduled trading day after the final scheduled Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the Final Share Price for each Reference Stock shall deemed to be the closing price of such Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Notes with a maturity of not more than one year

        If a market disruption event occurs on any Valuation Date, or such date is not a trading day, the closing price of each Reference Stock will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or be continuing; provided that the final Valuation Date shall not be postponed more than ten scheduled trading days from the final scheduled Valuation Date, provided further that the final Valuation Date, as postponed, shall not produce a maturity date (including the issue date but not the maturity date) more than one year after the issue date (any such date, the “Final Disrupted Valuation Date”). If the final Valuation Date has been postponed to the Final Disrupted Valuation Date, and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, the Final Share Price for each Reference Stock shall be deemed to be the closing price of such Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Interest Payments

        For each interest period, unless otherwise specified in the terms supplement, for each $1,000 principal amount note, the interest payment for each interest period will be calculated as follows:

$1,000 x interest rate x (number of days in the interest period / 360),

where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

        The notes will bear interest at a rate per annum specified in the applicable terms supplement. Interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be paid in arrears on each Interest Payment Date to and including the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant

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terms supplement. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

        The “interest rate” shall be specified in the relevant terms supplement.

        An “interest period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant terms supplement.

        An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date shall be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next Interest Period will commence as if the payment had not been delayed.

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RISK FACTORS

        Your investment in the notes will involve certain risks. The notes pay interest as specified in the relevant terms supplement but do not guarantee any return of principal at maturity. Investing in the notes is not equivalent to investing directly in one or more of the Reference Stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Your investment in the notes may result in a loss if a Reference Stock appreciates above certain levels during the term of the notes

        The notes do not guarantee any return of principal. Your return of principal is protected so long as the closing price of each Reference Stock at all applicable times during the Monitoring Period is not greater than that particular Reference Stock’s Initial Share Price by more than that Reference Stock’s Upside Protection Amount.

        If the Final Share Price of any Reference Stock exceeds the Initial Share Price of such Reference Stock and the price of any Reference Stock during the Monitoring Period exceeds its Initial Share Price by more than the Upside Protection Amount, you will receive at maturity a cash payment per $1,000 principal amount note equal to $1,000 minus an amount equal to the product of $1,000 and the Best Performing Reference Stock Appreciation, plus accrued and unpaid interest. For example, assuming daily Reference Stock monitoring applies, if the closing price of any Reference Stock exceeds its Initial Share Price by more than the Upside Protection Amount on at least one day during the Monitoring Period and the Final Share Price of the Best Performing Reference Stock exceeds the Initial Share Price by 20%, for each $1,000 principal amount note you would receive a cash payment at maturity equal to $800 (or $1,000 – ($1,000 x 20%)), plus any accrued and unpaid interest. Accordingly, appreciation in the share price of any of the Reference Stocks may lead to a loss of some or all of your investment at maturity.

Because you will not benefit from any appreciation or depreciation in any of the Reference Stocks above or below their respective Initial Share Prices, you will not receive a payment at maturity with a value greater than the principal amount of your notes, plus accrued and unpaid interest

        At maturity, you will receive a payment with a value no greater than the principal amount of your notes plus the final interest payment, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus the interest payments paid during the term of the notes. Accordingly, for each $1,000 principal amount note, you will not receive a payment at maturity with a value that exceeds $1,000 plus the final interest payment, or a total payment over the term of the notes of more than $1,000 plus the interest payments as specified in the relevant terms supplement. If the Final Share Price of each Reference Stock exceeds its Initial Share Price, you will receive at most the principal amount of your notes, regardless of any appreciation in the value of any of the Reference Stocks. Under certain circumstances, as described above, appreciation in the value of any of the Reference Stock may even result in a loss of some or all of the principal amount of your notes at maturity.

Your return on your investment in the notes will be limited to the interest payments on the notes

        The only return that you will receive on your investment in the notes will be the interest payments specified in the relevant terms supplement.

In certain circumstances, your payment at maturity will be determined by the Best Performing Reference Stock

        If the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any of the Reference Stocks has increased, as compared to its Initial Share Price, by more than its Upside Protection Amount during the Monitoring Period, your payment at maturity will be determined

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by reference to the Best Performing Reference Stock. Under such circumstances, your payment at maturity will not be greater than the applicable principal amount of your notes and will most likely be less than the principal amount of your notes and may be zero, especially if the Final Share Price of one or more of the Reference Stocks has appreciated significantly as compared to its Initial Share Price.

        For example, if a Trigger Event has occurred and the Final Share Price of the Best Performing Reference Stock is $15.00 as compared to the Initial Share Price of such Reference Stock of $10.00 (representing an increase of 50%), you would receive a payment at maturity of $500 (calculated as follows: ($1,000 – $1,000 * (50%) = $500) plus any accrued and unpaid interest. Under these circumstances, you would receive this $500 payment at maturity in lieu of the principal amount of your notes.

You are exposed to the closing price risk of each Reference Stock

        Your return on the notes and your payment at maturity, if any, is not linked to a basket consisting of the Reference Stocks. Rather, you will receive fixed interest payments at the rate specified by the relevant terms supplement and your payment at maturity will be contingent upon the performance of each individual Reference Stock. Unlike an instrument with a return linked to a basket of common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the Reference Stocks. Strong performance by any one of the Reference Stocks over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by the performance by any or all of the other Reference Stocks. Accordingly, your investment is subject to the closing price risk of each Reference Stock.

        You cannot predict the future performance of a Reference Stock based on its historical performance. The price of a Reference Stock may increase by more than its Upside Protection Amount during the Monitoring Period even though such Reference Stock has not experienced such a price increase in the past.

The payment you receive on the notes may be based on a Reference Stock that never increased above its Initial Share Price by more than its Upside Protection Amount

        If a Trigger Event has occurred, your payment at maturity will be determined by the Best Performing Reference Stock even if that Reference Stock did not cause the occurrence of the Trigger Event and did not exceed its Upside Protection Amount at any time during the Monitoring Period. For example, assuming the relevant terms supplement specifies that the Upside Protection Amount for each Reference Stock is equal to 30% of the Initial Share Price of each Reference Stock, if a Trigger Event has occurred with respect to Reference Stock A, your payment at maturity will not necessarily be based on the performance of Reference Stock A. Instead, if the percentage increase between the Initial Share Price and the Final Share Price of Reference Stock B is 20%, and each of the other Reference Stocks (including Reference Stock A) has a Final Share Price that has appreciated in value from its respective Initial Share Price by less than 20% or is less than its respective Initial Share Price, your payment at maturity will be based on the performance of Reference Stock B. Under these circumstances, you would receive $800 in cash for each $1,000 principal amount note even though Reference Stock B did not increase beyond its Upside Protection Amount at any time during the Monitoring Period.

You will have no ownership rights in the Reference Stocks

        Investing in the notes is not equivalent to investing in the Reference Stocks. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions.

PS-7

We have no affiliation with the issuers of the Reference Stocks

        The issuers of the Reference Stocks are not affiliates of ours and are not involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the Reference Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Reference Stocks.

        In addition, as we are not affiliated with the issuers of the Reference Stocks, we do not assume any responsibility for the adequacy of the information about the Reference Stocks or their issuers contained in this product supplement, any terms supplement or in any of the Reference Stock issuers’publicly available filings. We are not responsible for such issuers’ public disclosure of information on themselves or the Reference Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stocks.

The closing price of a Reference Stock on the pricing date may be significantly lower than the historical average trading price for such Reference Stock

        If the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) of a Reference Stock increases, as compared to such Reference Stock’s Initial Share Price, by more than such Reference Stock’s Upside Protection Amount, a Trigger Event will have occurred with respect to such Reference Stock. The reference price for determining whether a Trigger Event has occurred with respect to such Reference Stock is, unless otherwise specified in the relevant terms supplement, the closing price of such Reference Stock on the pricing date (which we refer to as the Initial Share Price for such Reference Stock). The closing price of a Reference Stock on the pricing date may be significantly lower than the historical average trading price for such Reference Stock, which could increase the likelihood of the occurrence of a Trigger Event with respect to such Reference Stock. In addition, on the pricing date, stock prices generally in the market may be significantly lower than historical averages, which could increase the likelihood of subsequent increases in stock prices during the Monitoring Period.

The notes are designed to be held to maturity

        The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stocks have appreciated since the date of the issuance of notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited

        Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

        J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

PS-8

Prior to maturity, the value of the notes may be influenced by many unpredictable factors

        Many economic and market factors will influence the value of the notes. We expect that, generally, the prices of the Reference Stocks and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the prices of the Reference Stocks. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether the price of the Reference Stocks close above their respective Initial Share Prices by more than their respective Upside Protection Amounts during the Monitoring Period;

•	the dividend rates paid on the Reference Stocks (while not paid to holders of the notes, dividend payments on the Reference Stocks may influence the market price of the Reference Stocks and the market value of options on the Reference Stocks and therefore affect the market value of the notes);

•	supply and demand for the notes, including inventory positions of J.P. Morgan Securities Inc. or any other market maker;

•	the expected frequency and magnitude of changes in the market prices of the Reference Stocks (volatility);

•	the expected positive or negative correlation among the Reference Stocks, or the expected absence of any such correlation;

•	economic, financial, political and regulatory or judicial events that affect the Reference Stocks or stock markets generally;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Reference Stocks based on their respective historical performances.

        While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity will not exceed 100% of the principal amount of the notes. Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such a transaction were available. Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the market prices of the Reference Stocks are at, above, or not sufficiently below their respective Initial Share Prices.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity

        While the payment at maturity, if any, will be based on the principal amount of your notes, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be

PS-9

lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

If the market values of the Reference Stocks change, the market value of your notes may not change in the same manner

        Owning the notes is not the same as owning the Reference Stocks. Accordingly, changes in the respective market values of the Reference Stocks may not result in a comparable change in the market value of the notes. If the closing prices of the Reference Stocks on any trading day decreases below their respective Initial Share Prices, the value of the notes may not increase comparably, if at all. It is also possible for the values of the Reference Stocks to decrease moderately while the value of the notes declines.

        If, prior to the occurrence of a Trigger Event, any of the Reference Stocks trades at closing prices that are greater than its respective Initial Share Price by an amount that is close to or more than its Initial Share Price plus its Upside Protection Amount, we expect the market value of the notes to decline to reflect, among a number of factors, that your payment at maturity will most likely be less than the principal amount of your notes.

In some circumstances, the payment you receive on the notes at maturity may be based on the common stock of another company and not the Best Performing Reference Stock.

        Following certain corporate events relating to the Best Performing Reference Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Best Performing Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “General Terms of Notes — Anti-dilution Adjustments.”

Anti-dilution protection is limited

        The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, applicable to any Reference Stock, for certain adjustment events (as defined below) affecting a Reference Stock, including stock splits and certain corporate actions. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for a Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “General Terms of Notes — Anti-dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to or a security holder of any of the issuers of the Reference Stocks

        If we or any of our affiliates are lenders to, or hold securities of, any of the issuers of the Reference Stocks, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of any issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We or our affiliates may have adverse economic interests to the holders of the notes

        J.P. Morgan Securities Inc. and other affiliates of ours may trade the Reference Stocks and other financial instruments related to the Reference Stocks on a regular basis, for their accounts and for

PS-10

other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of Reference Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one, some or all of the Reference Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the prices of the Reference Stocks and, accordingly, could affect the payment you receive at maturity.

        We or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuers of the Reference Stocks or the Reference Stocks, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about those issuers. Any prospective purchaser of notes should undertake an independent investigation of issuers of the Reference Stocks as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

        We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

        J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price of each Reference Stock, the Upside Protection Amount applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange, the closing price or price, as applicable, of each Reference Stock on any day during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments and reorganization events, the selection of any Successor Reference Stock, the Final Share Price of each Reference Stock, the amount of interest payable on any Interest Payment Date, and the amount we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the closing price or price, as applicable, of each Reference Stock on any day during the Monitoring Period and the Final Share Price of each Reference Stock have increased from the relevant Initial Share Price. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is an Interest Payment Date. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return

        The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Final Share Price of any Reference Stock and calculating the payment at maturity that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that a Valuation Date and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear

        There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”)

PS-11

regarding the notes. Pursuant to the terms of the notes and subject to the discussion in the section entitled “Certain U.S. Federal Income Tax Consequences,” we and you agree to characterize the notes for U.S. federal income tax purposes as a unit comprising (i) a capped call option written by you that requires you to cash settle a call option on the Best Performing Reference Stock at maturity under circumstances where the payment at maturity is less than $1,000 (excluding accrued and unpaid interest) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation to cash settle the call option on the Best Performing Reference Stock. No assurance can be given that the IRS will accept, or that a court will uphold, this characterization. If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 45-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes

        If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

We cannot assure you that the public information provided on the issuers of the Reference Stocks is accurate or complete

        All disclosures contained in the relevant terms supplement and this product supplement regarding the issuers of the Reference Stocks are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Reference Stocks, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Stocks or the values of the Reference Stocks (and therefore the closing price of the Reference Stocks on any day during the Monitoring Period and the Final Share Prices of the Reference Stocks), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

PS-12

USE OF PROCEEDS

        Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes which commissions include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

        On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stocks or instruments whose value is derived from one or more of the Reference Stocks. While we cannot predict an outcome, such hedging activity or other hedging and investment activity of ours could potentially decrease the closing prices of the Reference Stocks on any trading day as well as the Initial Share Prices of the Reference Stocks, and, therefore, effectively establish a lower price at which the Reference Stocks must trade for you to receive at maturity of the notes the principal amount of your notes (in addition to interest payments over the term of the notes). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stocks or instruments whose value is derived from one or more of the Reference Stocks. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stocks or the value of the notes, we cannot assure you that these activities will not have such an effect.

        We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-13

THE REFERENCE STOCKS

        In the relevant terms supplement, we will provide summary information regarding the business of the issuers of the Reference Stocks based on their publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuers of the Reference Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

        This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stocks or other securities of the issuers of the Reference Stocks. We have derived any and all disclosures contained in this product supplement and the relevant terms supplement regarding the issuers of the Reference Stocks from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Reference Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stocks (and therefore the Stock Adjustment Factor of any Reference Stock) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the payment at maturity with respect to the notes and therefore the trading prices of the note.

        Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stocks.

        We and/or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stocks or their issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to the Reference Stocks or their issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stocks or their issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical performance of the Reference Stocks

        We will provide historical price information on each of the Reference Stocks in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Hypothetical returns on your notes

        The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Final Share Prices, whether the closing price of any of the Reference Stocks on any day during the Monitoring Period has increased, as compared to

PS-14

the relevant Initial Share Price, by more than the relevant Upside Protection Amount and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

        Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of the Reference Stocks on the scheduled Valuation Date(s) could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Final Share Prices or closing prices of the Reference Stocks on any day during the Monitoring Period, in each case that may vary and on assumptions that may prove to be erroneous.

        The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in one or more of the Reference Stocks directly. Among other things, the return on one or more of the Reference Stocks could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in any of the Reference Stocks is likely to have tax consequences that are different from an investment in your note.

        We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

PS-15

GENERAL TERMS OF NOTES

Calculation Agent

        J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price of each Reference Stock, the Upside Protection Amount applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange, the closing price or price, as applicable, of each Reference Stock on any day during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments and reorganization events, the Final Share Price of each Reference Stock, the amount of interest payable on any Interest Payment Date, and the amount we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the closing price or price, as applicable, of each Reference Stock on any day during the Monitoring Period and the Final Share Price of each Reference Stock have declined from the relevant Initial Share Price. In addition, the calculation agent will determine whether there has been a market disruption event and whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

        The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date on or prior to 11:00 a.m. on the business day preceding the maturity date and each Interest Payment Date, if applicable.

        All calculations with respect to the Initial Share Prices, the closing prices of the Reference Stocks on any day during the Monitoring Period, the Final Share Prices and the payment at maturity to a note holder will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

        “Market Disruption Event” means, with respect to each Reference Stock (or any security for which a closing price must be determined):

•	the occurrence or existence of a suspension, material limitation or absence of trading of such Reference Stock (or such security) on the primary market for such Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•	a breakdown or failure in the price and trade reporting systems of the primary market for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•	a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to such Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in such related options contract,

in each case as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Stock or any instrument related to such Reference Stock or to

PS-16

adjust or unwind all or a material portion of any hedge position in such Reference Stock with respect to the notes.

For the purpose of determining whether a market disruption event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market for such Reference Stock,

•	limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on such Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to such Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

        The Stock Adjustment Factor for each Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

        No adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for any Reference Stock after the close of business on the business day immediately preceding the maturity date.

        No adjustments to the Stock Adjustment Factor for any Reference Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for a Reference Stock by the issuer of such Reference Stock or any third party.

        J.P. Morgan Securities Inc., as calculation agent, shall be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section and its determinations and calculations shall be conclusive absent manifest error.

PS-17

        We will, within ten business days following the occurrence of an event that requires an adjustment to any Stock Adjustment Factor, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth such adjusted Stock Adjustment Factor.

        Stock Splits and Reverse Stock Splits

        If a Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to such Reference Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	the number of shares which a holder of one share of such Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

        Stock Dividends

        If a Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of such Reference Stock, that is given ratably to all holders of shares of such Reference Stock, or (ii) distribution of shares of such Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	the number of additional shares issued in the stock dividend with respect to one share of such Reference Stock.

        Non-cash Dividends and Distributions

        If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Stock to holders of such Reference Stock (other than (i) dividends, distributions and rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” and “— Stock Dividends” above and (ii) cash distributions or dividends referred under ”— Cash Dividends” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

        The “Current Market Price” of a Reference Stock means the arithmetic average of the closing prices of such Reference Stock for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the cash dividend or distribution requiring an adjustment to the Stock Adjustment Factor for such Reference Stock.

        The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or the NASDAQ National Market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

PS-18

        Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the Stock Adjustment Factor of such Reference Stock and shall only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on a Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

        Cash Dividends

        If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of such Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of such Reference Stock distributes to holders of such Reference Stock in excess of the Dividend Threshold.

        “Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of a Reference Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of such Reference Stock by more than 10% of the closing price of such Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

        “Ex-dividend date” with respect to a Reference Stock shall mean the first trading day on which transactions in such Reference Stock trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

        Issuance of Transferable Rights or Warrants

        If the issuer of a Reference Stock issues transferable rights or warrants to all holders of such Reference Stock to subscribe for or purchase such Reference Stock, including new or existing rights to purchase such Reference Stock at an exercise price per share less than the closing price of such Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder's rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Reference Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Reference Stock shall equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	the number of shares of such Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Reference Stock.

        The number of shares that can be purchased will be based on the closing price of such Reference Stock on the date the new Stock Adjustment Factor for such Reference Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the calculation agent and will

PS-19

equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor for such Reference Stock is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

        Reorganization Events

        If prior to the maturity date,

(a)	there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Reference Stock,

(b)	the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Share Price, the Final Share Price and the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) during the Monitoring Period for such Reference Stock will be adjusted as set forth below.

        “Exchange Property,” with respect to the Reference Stock that is subject to a Reorganization Event, will consist of any such Reference Stock continued to be held by the holders of such Reference Stock, and any securities, cash or any other assets distributed to the holders of such Reference Stock with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

        If a Reorganization Event occurs, in each case as a result of which the holders of such Reference Stock receive Exchange Property, then the Initial Share Price for such Reference Stock will be adjusted so that the new Initial Share Price for such Reference Stock will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-off Event, the ex-dividend date for the distribution of equity securities subject to such Spin-off Event). The value of the Exchange Property shall be calculated as the sum of the value of the components of the Exchange Property as described below:

•	if the Exchange Property consists of securities (including, without limitation, securities of the issuer of such Reference Stock) traded on any Relevant Exchange (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing market price of the securities composing the Exchange Property.

•	if the Exchange Property consists of cash, other property that is not Exchange Traded Securities or a combination thereof, the calculation agent shall value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Reference Property received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property shall equal the aggregate cash amount,

PS-20

including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

        In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

        In the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        The calculation agent shall be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the Initial Share Price, the Final Share Price and the closing prices or prices, as applicable, during the Monitoring Period, including the determination of the cash value of any non-cash Exchange Property, if necessary. Its determinations and calculations, and its adjustment of the Stock price, shall be conclusive absent manifest error.

        If a Reorganization Event (other than a Spin-Off Event) occurs, then

(1) for purposes of determining the Reference Stock Appreciation for such Reference Stock, the Initial Share Price for such Reference Stock will equal the sum of:

•	the closing price of any Exchange Traded Securities composing the Exchange Property on the effective date of the Reorganization Event;

•	the aggregate cash amount of any Exchange Property consisting of cash;

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the effective date of the Reorganization Event; and

(2) for purposes of determining the Reference Stock Appreciation for such Reference Stock, the Final Share Price for such Reference Stock will equal the sum of:

•	the closing price of any Exchange Traded Securities composing the Exchange Property on the Observation Date, or the arithmetic average of the closing prices of such Reference Stock on each Averaging Dates or such other date or dates as specified in the relevant supplement;

•	the aggregate cash amount of any Exchange Property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the final Valuation Date; and

(3) for purposes of determining whether a Trigger Event has occurred with respect to such Reference Stock:

•	the Initial Share Price and the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) of such Reference Stock prior to the effective date of such Reorganization Event will not be adjusted;

•	the Initial Share Price for such Reference Stock on and after the effective date of such Reorganization Event will be determined as set forth in clause (1) above; and

PS-21

•	the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) per share of such Reference Stock on and after the effective date of such Reorganization Event will equal the sum of:

•	the closing price or price, as applicable, of any Exchange Traded Securities composing the Exchange Property on the date or time, as applicable, of determination;

•	the aggregate cash amount of any Exchange Property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the effective date of the Reorganization Event.

        If a Spin-off Event occurs, then:

(A) for purposes of determining the Reference Stock Appreciation for such Reference Stock, the Initial Share Price of such Reference Stock will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-off Event so that the new Initial Share Price will equal the product of (i) the Initial Share Price immediately prior to the ex-dividend date with respect to the Spin-off Event and (ii) a fraction, the numerator of which is equal to the closing price per share of such Reference Stock on the trading day immediately succeeding the ex-dividend date with respect to the Spin-off Event, and the denominator of which is the closing price per share of such Reference Stock on the trading day immediately preceding the ex-dividend date with respect to the Spin-off Event;

(B) for purposes of determining whether a Trigger Event has occurred with respect to such Reference Stock:

•	the Initial Share Price and the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) of such Reference Stock prior to the ex-dividend date with respect to the Spin-off Event will not be adjusted; and

•	the Initial Share Price for such Reference Stock on and after the ex-dividend date with respect to the Spin-off Event will be determined as set forth in clause (A) above; and

•	the closing price (in the case of daily monitoring) or the price (in the case of continuous monitoring) per share of such Reference Stock on and after the ex-dividend date with respect to the Spin-off Event will not be adjusted; and

(C) the Final Share Price for such Reference Stock will not be adjusted.

Events of Default

        Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

        Unless otherwise specified in the relevant terms supplement, in case of an event of default with respect to the notes shall have occurred and be continuing, the amount of declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be calculated as if the date of acceleration were the final Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration shall be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

PS-22

        If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

        Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

        The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

        The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

        The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

        Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) in The City of New York.

        JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

        Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

        The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-23

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

        This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are subject to special treatment under the U.S. federal income tax laws, such as:

•	one of certain financial institutions;

•	a tax-exempt organization;

•	a dealer in securities or foreign currencies;

•	a “regulated investment company” as defined in Code Section 851;

•	a “real estate investment trust” as defined in Code Section 856;

•	a person holding the notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or entering into a “constructive sale” with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

        This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you are urged to consult your own tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

        We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for U.S. federal income tax purposes as a unit comprising (i) a capped cash-settled call option (a “Call Option”) written by you that, under circumstances where the payment at maturity is less than $1,000 (excluding accrued and unpaid interest), requires you to cash settle a call option on the Best Performing Reference Stock at maturity for an amount equal to the Deposit (as defined below) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation to cash settle the Call Option on the Best Performing Reference Stock (a “Deposit”). Under this characterization, we and you agree to treat a portion of the periodic payments made with respect to the notes as interest on the Deposit, and the remainder as a premium paid to you (the “Call Premium”) in consideration of your entry into the Call Option. We will specify in the applicable terms supplement what portion of the periodic payments made with respect to the notes will be treated as interest and Call Premium, respectively. We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, that it is reasonable to treat the notes as a unit comprising a Call Option and a Deposit for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the applicable terms supplement. No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S. federal

PS-24

income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization of the notes is respected.

        Significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. As a result, if you are considering purchasing the notes, you should consult your own tax adviser regarding the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

        Assuming the characterization of the notes described above is respected, and the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is not more than one year, the following discussion applies.

   Tax Treatment Prior to Maturity

        Because the term of these notes is one not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accordingly, accrual method holders, and cash method holders who so elect, should include the discount in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. Cash method holders who do not elect to accrue the discount in income currently should include interest paid on the Deposit upon its receipt. Additionally, cash method holders who do not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued discount until it is included in income.

        The receipt of the Call Premium will not be taxable to you.

   Sale or Exchange of the Notes

        Upon a sale or exchange of the notes prior to maturity, you will be required to recognize short-term capital gain or loss in an amount equal to the difference between (i) the sum of (a) the amount realized on the sale or exchange (excluding the amount attributable to accrued but unpaid discount with respect to the Deposit) plus (b) the total payments received attributable to Call Premium and (ii) the issue price of the notes.

        The amount attributable to accrued but unpaid discount with respect to the Deposit will be treated as a payment of interest.

PS-25

   Tax Treatment at Maturity

        If the notes are held to maturity and the Call Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit), you will recognize short-term capital gain equal to the sum of all Call Premium payments received.

        If the notes are held to maturity and the Call Option is exercised (i.e., you receive less than $1,000 (excluding accrued and unpaid interest)), the payment you receive would be treated as (i) the payment to you in full of the Deposit, which would not result in the recognition of gain or loss, and (ii) your payment to us or a portion of all of such amount received in full satisfaction of your obligation to us under the Call Option, which would result in your recognition of short-term capital gain or loss with respect to the Call Option equal to the aggregate Call Premium received minus the amount deemed paid to us in satisfaction of the Call Option.

Notes with a Term of More Than One Year

        Assuming the characterization of the notes described above is respected, and the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is more than one year, the following discussion applies.

   Tax Treatment Prior to Maturity

        Interest paid with respect to the Deposit will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

        The receipt of the Call Premium will not be taxable to you.

   Sale or Exchange of the Notes

        Upon a sale or exchange of the notes prior to maturity, you will be required to recognize short-term capital gain or loss with respect to the Call Option, regardless of how long you have held the notes, in an amount equal to the total payments received attributable to Call Premium plus (or minus) the amount you are deemed to receive from (or pay to) the buyer of your notes to assume your rights and obligations under the Call Option. If you have held the notes for more than one year at the time of the sale or exchange, you will recognize long-term gain or loss with respect to the Deposit in an amount equal to the difference between (i) the cash proceeds from the sale or exchange (excluding amounts attributable to accrued but unpaid interest) minus (or plus) the amount you are deemed to receive from (or pay to) the buyer of your notes to assume your rights and obligations under the Put Option and (ii) the issue price of the Deposit, which should equal the issue price of the notes.

        The amount attributable to accrued but unpaid interest with respect to the Deposit will be treated as a payment of interest.

   Tax Treatment at Maturity

        If the notes are held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit), you will recognize short-term capital gain equal to the sum of all Call Premium payments received.

        If the notes are held to maturity and the Call Option is exercised (i.e., you receive less than $1,000 (excluding accrued and unpaid interest)), the payment you receive would be treated as (i) the payment to you in full of the Deposit, which would not result in the recognition of gain or loss, and (ii) your payment to us of a portion or all of such amount received in full satisfaction of your obligation to us under the Call Option, which would result in your recognition of short-term capital gain or loss with respect to the Call Option equal to the aggregate Call Premium received minus the amount deemed paid to us in satisfaction of the Call Option.

PS-26

   Possible Alternative Tax Treatments of an Investment in the Notes

        Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year, the IRS might treat the notes as “contingent payment debt instruments.” In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

        Other alternative U.S. federal income tax characterizations of the notes are possible. For instance, you could be required to include the full amount of the periodic payments on the notes as ordinary income in accordance with your method of accounting. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

        You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

        You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

        Generally, if you are a Non-U.S. Holder and certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, we do not believe that you should be subject to withholding tax with respect to stated interest payments on the notes.

        If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

        You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the second preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-27

Federal Estate Tax

        Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, all or a portion of a note may be treated as U.S. situs property, subject to U.S. federal estate tax. Such individuals and entities are urged to consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

        THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-28

UNDERWRITING

        Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

        We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

        JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

        In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

        No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 45-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 45-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

        Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 45-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PS-29

        The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

        The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

        The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 45-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

        The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 45-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

        Neither this product supplement no. 45-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 45-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 45-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

        In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss

PS-30

Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

        Unless otherwise specified in the applicable terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-31

BENEFIT PLAN INVESTOR CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons”under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

        Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan's investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws.

        Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under Section 408(b)(17) of ERISA, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

        Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PS-32